UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 3, 2018 (June 29, 2018)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2018, SMTC Corporation (the “Company”), SMTC Manufacturing Corporation of California, SMTC Mex Holdings, Inc., ZF Array Technology, Incorporated, and HTM Holdings, Inc., as US Borrowers, SMTC Manufacturing Corporation of Canada, as Canadian Borrower, the financial institutions which are now or which hereafter become a party to the Loan Agreement and PNC Bank, National Association, (“PNC”) as agent for the lenders entered into the Fourteenth Amendment (the “Fourteenth Amendment”) to the Revolving Credit and Security Agreement, dated September 14, 2011 (as subsequently amended, the “Loan Agreement”).

The Fourteenth Amendment removes the Equipment Loan limit restriction of $2,000,000 on the Equipment purchased to be located in Mexico. This makes the maximum $3,000,000 available under the Equipment Loan available to the US Borrowers for equipment located in Mexico. The terms of the Equipment Loan are otherwise unchanged.

The Fourteenth Amendment establishes that proceeds the Company may raise via an offering of subscription rights to its stockholders(the “Rights Offering”) must be deposited in either a lockbox account, dominion account of such “blocked account” established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by the Company and be acceptable to PNC or (ii) depository accounts (“Depository Accounts”) established at PNC for the deposit of such proceeds. The Company, PNC and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to PNC directing such Blocked Account Bank to transfer such funds so deposited to PNC. All funds deposited in such Blocked Accounts shall immediately become the property of PNC. Notwithstanding anything to the contrary contained herein, the Company may hold an amount not to exceed $13,500,000 in the aggregate at any time in an investment account maintained with PNC so long as upon the earlier of (A) one hundred and eighty (180) days following the Permitted Rights Offering or (B) the date that an Event of Default has occurred, such amount shall be (i) applied to the Obligations in such order as PNC may determine (the “Rights Offering-Funds Payment”), or (ii) used to (x) finance the purchase price of an acquisition or (y) to finance expenditures to acquire, upgrade or maintain physical assets of one or more Borrowers or make improvements to new or existing properties owned by the Company, in each case acceptable to PNC; provided, that, to the extent the Rights Offering-Funded Payment is a repayment of Revolving Advances, an amount equal to such amount may be reborrowed as a Revolving Advance to a US Borrower so long as the Borrowers have satisfied the borrowing conditions set forth in Loan Agreement, use such funds to finance the acquisition as contemplated and required in foregoing clause (ii), and, after giving pro forma effect to such Revolving Advance, the Borrowers shall have Undrawn Availability of at least $5,000,000.

The foregoing description of the Fourteenth Amendment is qualified in its entirety by reference to the full text of the Fourteenth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms not otherwise defined herein have the meaning given to them in the Fourteenth Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)        The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03(a) as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Fourteenth Amendment, dated as June 29, 2018, to Revolving Credit and Security Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2018	SMTC Corporation

	By:	/s/ Edward Smith
	Name:	Edward Smith
	Title:	President and Chief Executive Officer